UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Roberts Realty Investors, Inc. (the “Company”) announced that Charles R. Elliott, Chief Financial Officer, Secretary, and Treasurer of the Company, notified the Company’s board of directors of his retirement from his employment with the Company and his resignation from his positions as Chief Financial Officer, Secretary, and Treasurer effective immediately. The Company acknowledges and thanks Mr. Elliott for his dedication and many years of service. Mr. Elliott, age 61, will continue his service on the Company’s board of directors.

Effective November 10, 2014, the Company’s board of directors appointed Anthony W. Shurtz as Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Shurtz, age 48, has served for the past 17 years as the Chief Financial Officer of Roberts Properties, Inc. and its subsidiaries and certain affiliates (“Roberts Properties”), which develop, construct and own multifamily and other commercial real estate properties. Roberts Properties is wholly owned by Mr. Charles S. Roberts, our President and Chief Executive Officer. As CFO, Mr. Shurtz directed the financial operations of Roberts Properties and its affiliated investment vehicles. Mr. Shurtz has extensive experience in completing private securities offerings and with the preparation and filing of current and periodic reports and proxy statements for SEC-reporting companies. Mr. Shurtz has expertise in structuring, financing, and closing real estate transactions, real estate partnerships, and other real estate joint ventures. Mr. Shurtz was also directly involved in the acquisition, financing, development, management and sale of 21 different apartment communities sponsored by Roberts Properties and its affiliated entities. Before joining Roberts Properties in July 1993, Mr. Shurtz began his career with the public accounting firm of Jones and Kolb, CPAs in 1991. Mr. Shurtz received his BBA degree in Accounting from Georgia State University.

As Chief Financial Officer of Roberts Properties, Mr. Shurtz has provided real estate, securities, financial and other consulting services to the Company since 2010. Under the previously disclosed terms of our reimbursement arrangement with Roberts Properties, we reimburse Roberts Properties the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to us. Under this consulting arrangement, we incurred the following amounts for the services performed by Mr. Shurtz: $131,637 in 2012, $193,944 in 2013, and $209,136 in 2014 through September 30, 2014.

Under the 2006 Roberts Realty Investors, Inc. Restricted Stock Plan (the “Plan”) approved by the Company’s shareholders in August 2006, Mr. Shurtz received a grant of 50,000 shares of restricted stock at a grant price of $1.36 per share in 2012 and a grant of 15,625 shares of restricted stock at a grant price of $.96 per share in 2013, all of which shares vested in 2013.

The Compensation Committee of our board of directors has determined that Mr. Shurtz will be paid an annual salary of $140,000. In addition, Mr. Shurtz will be entitled to a lump sum severance payment equal to six months’ salary upon the occurrence of a “change in control” of the Company as defined in the form of Directors and Officers Indemnification Agreement adopted by the Company.

There are no family relationships between Mr. Shurtz and any director or executive officer of the Company.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: November 10, 2014	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

3